Exhibit 23.1

Voxware, Inc.

Lawrenceville, New Jersey

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated October 8, 2004 relating to the consolidated financial statements appearing in the Company’s Annual Report to Stockholders, and Schedules of Voxware, Inc. appearing in the Company’s Annual Report on Form 10-K for the year ended June 30, 2004.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/    BDO Seidman, LLP

Philadelphia, Pennsylvania

April 1, 2005